                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 3 , 1997


                         FIRST UNITED BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


         ARKANSAS                      0-11916                 71-0538646
(State or other jurisdiction         (Commission             (IRS Employer
    of incorporation)                File Number)            Identification
                                                                Number)

             MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS 71730
               (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (870) 863-3181

ITEM 5.           OTHER EVENTS.

         Effective September 3, 1997, First United Bancshares, Inc., El Dorado, Arkansas ("First United"), acquired all of the issued and outstanding common stock of Fredonia Bancshares, Inc., Nacogdoches, Texas ("Fredonia") in a transaction accounted for as a pooling of interests.

         The following supplemental consolidated financial statements of First United as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and the following unaudited supplemental consolidated financial statements as of June 30, 1997 and 1996, give retroactive effect to the merger with Fredonia on September 3, 1997, which has been accounted for as a pooling-of-interest.

        The supplemental consolidated financial statements as of June 30, 1997 and for the six months then ended may not be indicative of the results of operations that actually would have occurred if the acquisition of Fredonia had been consummated on the dates assumed above or the results of operations that may be achieved in the future.

              SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CONDITION

First United Bancshares, Inc.
(in thousands, except per share data)


                                                                                     December 31,
                                                                            ----------------------------
                                                                               1996              1995
                                                                            -----------      -----------
ASSETS
Cash and Due from Banks ...............................................     $    72,075      $    61,816
                                                                            -----------      -----------
Short-Term Investments:
  Federal Funds Sold and Securities Purchased Under
    Agreements to Resell ..............................................          44,677           31,897
  Other Short-Term Investments ........................................          21,593           24,252
                                                                            -----------      -----------
    Total Short-Term Investments ......................................          66,270           56,149
                                                                            -----------      -----------
Securities Available-For-Sale .........................................         455,488          375,767
                                                                            -----------      -----------
Investment Securities (Fair Value of $277,954 and $274,235 at
December 31, 1996 and 1995, respectively) .............................         276,314          271,735
                                                                            -----------      -----------
Total Loans ...........................................................         847,320          756,924
  Unearned Discount ...................................................          (3,065)          (2,962)
  Allowance for Possible Loan Losses ..................................         (12,655)         (12,882)
                                                                            -----------      -----------
    Net Loans .........................................................         831,600          741,080
                                                                            -----------      -----------
Premises and Equipment ................................................          32,688           29,600
                                                                            -----------      -----------
Goodwill ..............................................................          11,447           11,761
                                                                            -----------      -----------
Other Real Estate .....................................................           1,090            1,307
                                                                            -----------      -----------
Other Assets ..........................................................          26,020           23,467
                                                                            -----------      -----------
    Total Assets ......................................................     $ 1,772,992      $ 1,572,682
                                                                            ===========      ===========
LIABILITIES
Deposits:
  Demand ..............................................................     $   254,426      $   227,070
  Savings and Interest-bearing Demand .................................         469,377          420,224
  Time ................................................................         790,235          693,198
                                                                            -----------      -----------
    Total Deposits ....................................................       1,514,038        1,340,492
Federal Funds Purchased and Securities Sold Under
  Agreements to Repurchase ............................................          50,024           49,245
Other Liabilities .....................................................          13,710           15,950
Notes Payable:
  Unaffiliated Bank ...................................................          17,426           11,832
  Affiliated Company ..................................................           5,000            5,000
                                                                            -----------      -----------
    Total Liabilities .................................................       1,600,198        1,422,519
                                                                            -----------      -----------
Commitments and Contingencies

CAPITAL ACCOUNTS
Preferred Stock (Par value of $1.00; 500 shares authorized in 1996
    and 1995; none outstanding) .......................................             -0-              -0-
Common Stock (Par value of $1.00; 24,000 shares authorized;
    9,846 and 9,338 shares issued and outstanding in 1996 and 1995,
        respectively) .................................................           9,846            9,338
Surplus ...............................................................          21,975           19,650
Undivided Profits .....................................................         140,909          120,981
Treasury stock ........................................................             -0-             (936)
Net Unrealized Gain on Securities Available-for-Sale, Net of Tax ......              64            1,130
                                                                            -----------      -----------
    Total Capital Accounts ............................................         172,794          150,163
                                                                            -----------      -----------
    Total Liabilities and Capital Accounts ............................     $ 1,772,992      $ 1,572,682
                                                                            ===========      ===========



The accompanying notes are an integral part of these financial statements.

                SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME

First United Bancshares, Inc.
(in thousands, except per share data)


                                                                 Year Ended December 31,

                                                             1996           1995          1994
                                                          ---------      ---------      --------
INTEREST INCOME
Interest and Fees on Loans ..........................     $  77,171      $  65,732      $ 48,784
Interest on Securities:
  Taxable Securities ................................        37,877         34,680        31,384
  Non-taxable Securities ............................         4,975          4,776         4,539
Interest on Federal Funds Sold and Securities
   Purchased Under Agreements to Resell .............         2,936          2,203         1,367
Interest on Deposits in Banks .......................           988            688           540
                                                          ---------      ---------      --------
    TOTAL INTEREST INCOME ...........................       123,947        108,079        86,614
                                                          ---------      ---------      --------

INTEREST EXPENSE
Interest on Deposits ................................        54,344         47,445        34,460
Interest on Federal Funds Purchased and Securities
 Sold Under Agreements to Repurchase ................         2,334          1,768         1,037
Interest on Notes Payable ...........................         1,687          1,356           639
                                                          ---------      ---------      --------
    TOTAL INTEREST EXPENSE ..........................        58,365         50,569        36,136
                                                          ---------      ---------      --------
    NET INTEREST INCOME .............................        65,582         57,510        50,478
Provision for Loan Losses ...........................          (725)          (574)         (334)
                                                          ---------      ---------      --------
    NET INTEREST INCOME AFTER PROVISION
      FOR LOAN LOSSES ...............................        64,857         56,936        50,144
                                                          ---------      ---------      --------

OTHER INCOME
Service Charges on Deposit Accounts .................         6,609          5,876         4,661
Trust Department Income .............................         2,180          1,799         1,379
Security Gains (Losses) .............................           122           (355)            5
Other Operating Income ..............................         3,365          2,311         1,815
                                                          ---------      ---------      --------
    TOTAL OTHER INCOME ..............................        12,276          9,631         7,860
                                                          ---------      ---------      --------

OTHER EXPENSE
Salaries ............................................        17,302         15,228        13,268
Pension and Other Employee Benefits .................         5,882          4,919         4,271
Net Occupancy Expense ...............................         4,162          3,350         2,823
Equipment Expense ...................................         2,852          1,953         1,504
Data Processing Expense .............................         2,331          1,715         1,526
Other Operating Expenses ............................        13,142         12,793        10,882
                                                          ---------      ---------      --------
    TOTAL OTHER EXPENSE .............................        45,671         39,958        34,274
                                                          ---------      ---------      --------

INCOME BEFORE INCOME TAX EXPENSE ....................        31,462         26,609        23,730
INCOME TAX EXPENSE ..................................         9,090          8,233         7,019
                                                          ---------      ---------      --------
NET INCOME ..........................................     $  22,372      $  18,376      $ 16,711
                                                          =========      =========      ========

EARNINGS PER SHARE ..................................     $    2.27      $    1.97      $   1.79
                                                          =========      =========      ========

CASH DIVIDENDS PER SHARE ............................     $    0.59      $    0.52      $   0.45
                                                          =========      =========      ========
AVERAGE SHARES ISSUED AND
 OUTSTANDING ........................................         9,846          9,338         9,338
                                                          =========      =========      ========


The accompanying notes are an integral part of these financial statements.

     SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL ACCOUNTS

First United Bancshares, Inc.
(in thousands)

                                                                                                               Net Unrealized
                                                                                                               Gain (Loss) on
                                                                                                                 Securities
                                                 Common Stock                      Undivided     Treasury       Available-For
                                               Shares     Amount       Surplus      Profits       Stock       Sale, Net of Tax
                                               ------     -------      -------     ---------     --------     ----------------
Balance, December 31, 1993                     9,349      $ 9,349      $19,611     $  95,113      $(175)          $    (21)
   Change in Accounting Method                   -0-          -0-          -0-           -0-        -0-              1,271
   Retirement of Treasury Stock                  (12)         (12)         -0-          (118)       130                -0-
   Net Income                                    -0-          -0-          -0-        16,711        -0-                -0-
   Cash Dividends                                -0-          -0-          -0-        (4,276)       -0-                -0-
   Increase in Unrealized Loss on
   Securities Available-For-Sale, Net of
       Tax                                       -0-          -0-          -0-           -0-        -0-            (12,145)
   Issuance of Common Stock                        1            1           27           -0-        -0-                -0-
                                              ------      -------      -------     ---------      -----           --------
Balance, December 31, 1994                     9,338        9,338       19,638       107,430        (45)           (10,895)
   Net Income                                    -0-          -0-          -0-        18,376        -0-                -0-
   Cash Dividends                                -0-          -0-          -0-        (4,825)       -0-                -0-
   Sale of Treasury Stock                        -0-          -0-           12           -0-         45                -0-
   Purchase of Treasury Stock                    -0-          -0-          -0-           -0-       (936)               -0-
   Increase in Unrealized Gain on
    Securities Available-For-Sale, Net of
        Tax                                      -0-          -0-          -0-           -0-        -0-             12,025
                                              ------      -------      -------     ---------      -----           --------
Balance, December 31, 1995                     9,338        9,338       19,650       120,981       (936)             1,130
   Effect of Carlisle Acquisition                508          508        2,325         4,247        -0-                (77)
   Net Income                                    -0-          -0-          -0-        22,372        -0-                -0-
   Cash Dividends                                -0-          -0-          -0-        (5,755)       -0-                -0-
   Retirement of Treasury Stock                  -0-          -0-          -0-          (936)       936                -0-
   Decrease in Unrealized Gain on
    Securities Available-For-Sale, Net
       of Tax                                    -0-          -0-          -0-           -0-        -0-               (989)
                                              ------      -------      -------     ---------      -----           --------
Balance, December 31, 1996                     9,846      $ 9,846      $21,975     $ 140,909      $ -0-           $     64
                                              ======      =======      =======     =========      =====           ========


The accompanying notes are an integral part of these financial statements.

              SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

First United Bancshares, Inc.
(in thousands)

                                                                               Year Ended December 31,

                                                                         1996           1995           1994
                                                                      ---------      ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income ......................................................     $  22,372      $  18,376      $  16,711

Adjustments to Reconcile Net Income to Net Cash Provided by
   Operating Activities:
       Depreciation .............................................         2,938          2,474          1,890
       Amortization of Goodwill .................................         1,158            979            490
       Provision for Possible Loan Losses .......................           725            574            334
       Provision for Deferred Taxes .............................           521            249            793
       (Gain) Loss on Sales of Securities .......................          (122)           355             (5)
       Accretion of Bond Discount, Net ..........................        (3,463)        (1,436)          (923)
       Decrease (Increase) in Other Assets ......................          (580)         1,541           (430)
       Increase (Decrease) in Other Liabilities .................        (5,011)         4,941            244
                                                                      ---------      ---------      ---------

Net Cash Provided by Operating Activities .......................        18,538         28,053         19,104
                                                                      ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from Maturities of Investment Securities .............        52,110         43,023         36,564
  Proceeds from Maturities of Securities Available-for-Sale .....       120,624         90,737        142,629
  Proceeds from Sales of Securities Available-for-Sale ..........        17,187         50,951         12,257
  Purchase of Investment Securities .............................       (47,607)       (63,849)       (54,479)
  Purchase of Available-for-Sale Securities .....................      (194,311)      (118,439)      (135,514)
  Decrease in Federal Funds, Net ................................        (8,328)        36,834         (3,567)
  (Increase) Decrease in Other Short-Term Investments ...........         2,802        (16,988)        (1,178)
  Increase in Loans .............................................       (29,656)       (52,469)       (18,055)
  Capital Additions .............................................        (4,483)        (8,974)        (3,528)
  Purchase of Subsidiary Bank ...................................           -0-        (19,079)          (587)
                                                                      ---------      ---------      ---------

Net Cash Used in Investing Activities ...........................       (91,662)       (58,253)       (25,458)
                                                                      ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (Decrease) in Demand, Savings and Interest-bearing
   Demand Deposits ..............................................        41,857        (20,077)         2,857
  Increase in Time Deposits .....................................        48,158         55,467          2,255
  Issuance (Repayment) of Notes Payable .........................          (877)         2,940          6,170
  Purchase of treasury stock ....................................           -0-           (879)           -0-
  Dividends Paid ................................................        (5,755)        (4,825)        (4,276)
                                                                      ---------      ---------      ---------

Net Cash Provided by Financing Activities .......................        83,383         32,626          7,006
                                                                      ---------      ---------      ---------

Net Increase (Decrease) in Cash and Cash Equivalents ............        10,259          2,426            652

Cash and Cash Equivalents, Beginning ............................        61,816         59,390         58,738
                                                                      ---------      ---------      ---------

Cash and Cash Equivalents, Ending ...............................     $  72,075      $  61,816      $  59,390
                                                                      =========      =========      =========


The accompanying notes are an integral part of these financial statements.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


First United Bancshares, Inc.

1.       THE MERGER

         On September 3, 1997, First United Bancshares, Inc. ("First United") merged with Fredonia Bancshares, Inc. ("Fredonia") and in connection therewith issued approximately 1,610,000 shares of common stock for all of Fredonia's outstanding common stock (the "Merger"). The Merger was accounted for as a pooling-of-interests and, accordingly, First United's financial statements for periods prior to the Merger have been restated to include the results of Fredonia for all periods presented. Separate and combined results of operations for periods prior to the Merger are as follows (in thousands):


                           For the Year Ended December 31,
                           -------------------------------
                            1996        1995        1994
                           -------     -------     -------
 Net Interest Income:

     First United          $57,257     $49,485     $42,961
     Fredonia                8,325       8,025       7,517
                           -------     -------     -------
                           $65,582     $57,510     $50,478
                           =======     =======     =======

Net Income:

    First United           $18,259     $15,204     $14,008
    Fredonia                 4,113       3,172       2,703
                           -------     -------     -------
                           $22,372     $18,376     $16,711
                           =======     =======     =======


2. BUSINESS, BASIS OF FINANCIAL STATEMENT PRESENTATION, ACCOUNTING POLICIES AND RECENT PRONOUNCEMENTS

BUSINESS:

         First United Bancshares, Inc. ("the Company") engages in the general banking business and activities closely related to banking and provides these services primarily to customers in Arkansas and Texas through its subsidiary banks and trust company. The Company is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

BASIS OF FINANCIAL STATEMENT PRESENTATION:

         The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, the Company is required to make estimates and assumptions, the most significant of which is the estimate of the required amount of the allowance for possible loan losses, that affect the reported amounts of assets and liabilities as of the dates of the statements of condition and the

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


reported amounts of income and expenses for the years then ended. Actual results could differ significantly from those estimates.

ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION:

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, First National Bank of El Dorado; First National Bank of Magnolia; Merchants and Planters Bank, N.A. of Camden; City National Bank of Fort Smith; Commercial Bank at Alma; First United Bank (Stuttgart); The Bank of North Arkansas (Melbourne); FirstBank (Texarkana, Texas); Citizens Bank & Trust (Carlisle); Hazen First State Bank; FirstBank of Arkansas (Brinkley); Fredonia State Bank (Nacogdoches, Texas); and First United Trust Company, N.A. All significant intercompany accounts have been eliminated.

SECURITIES:

         The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities," on January 1, 1994. Pursuant to SFAS No. 115, debt securities not classified as trading account securities or investment securities expected to be held to maturity and all equity securities are classified as available-for-sale securities and reported at fair value, with net unrealized gains and losses reported, net of tax, as a separate component of stockholders' equity. The adoption of this statement on January 1, 1994 resulted in reflecting an unrealized gain, net of tax, of approximately $1,271,000 as a separate component of the capital accounts.

         Management determines the appropriate classification of securities at the time of purchase. Securities available-for-sale include securities that Management intends to use as part of its asset-liability management strategy and that could be sold in response to changes in interest rates or other economic factors. The amortized costs of the specific securities sold are used to compute gains and losses on the sale of securities. Realized gains or losses upon sale of the securities available-for-sale are classified as securities gains (losses). When Management has the intent and ability at the time of purchase to hold securities until maturity, these securities are classified as investment securities and carried at amortized cost.

LOANS:

         Loans are stated at the amount of unpaid principal, reduced by unearned income and an allowance for possible loan losses. Unearned income on a portion of installment loans is recognized as income over the terms of the loans by a method which approximates the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

         The allowance for possible loan losses is established through a provision for possible loan losses charged to expense. Loans are charged against the allowance for loan losses when Management believes that the collectibility of the principal is unlikely. The allowance is an amount that Management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. Accrual of interest is discontinued on a loan when Management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of principal or interest is doubtful. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

         In 1995, the Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure." Under the new standard, the allowance for possible loan losses related to loans that are identified for evaluation in accordance with SFAS No. 114 is based on discounted cash flows using the loan's effective interest rate or the fair value of the collateral for certain collateral dependent loans. The effect of this statement upon adoption was not material.

PREMISES AND EQUIPMENT:

         Premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed over the estimated useful lives of assets utilizing the straight-line method of depreciation as disclosed in
Note 8. Maintenance, repairs and minor improvements are charged to operating expenses. Gains or losses on dispositions are reflected currently in the Statement of Income.

GOODWILL:

         Goodwill represents the excess of the purchase price over the fair market value of net assets acquired in business combinations accounted for under the purchase method. The Company amortizes goodwill over fifteen years using the straight-line method. Accumulated amortization of goodwill was $4,240,000 and $3,231,000 at December 31, 1996 and 1995, respectively.

OTHER REAL ESTATE:

         Other real estate owned represents properties that have been acquired in satisfaction of debt. Other real estate is valued at the lower of its fair value or the recorded investment in the related loan upon foreclosure. If at a later date the Company determines that the recorded investment cannot be recovered, the loss is recognized by a charge to income. When the property is in a condition for use or sale at the time of the foreclosure, any subsequent holding costs are included in expense as incurred. Legal fees and other direct costs incurred by the Company in foreclosure are expensed when they are incurred. Payments received for the rental or lease of property held in other real estate are recognized as income in the period in which the payment is received. The net costs of operating other real estate (including provisions for real estate losses and gains and losses on sales of real estate) were approximately $30,000 for the year ended December 31, 1996. The Company had net gains of $70,000 and $58,000 for the years ended December 31, 1995 and 1994, respectively.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

PER SHARE DATA:

         Income per share is based on the weighted average shares outstanding during the year. All per share data and number of shares outstanding have been retroactively restated to reflect the effect of a 3-for-2 stock split. (See
Note 16).

STATEMENT OF CASH FLOWS:

         For purposes of the Statement of Cash Flows, the Company considers all currency on hand as well as all due from bank balances to be cash equivalents.

RECENT PRONOUNCEMENTS:

         In March 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This statement requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS No. 121 on January 1, 1996. The adoption of this statement did not have a material impact on the Company's consolidated financial statements.

         The Company also adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights and Excess Servicing Receivables and for Securitization of Mortgage Loans" on January 1, 1996. The statement amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities," and primarily eliminates the distinction between purchased mortgage servicing rights and mortgage servicing rights on loans originated by the financial institution. SFAS No. 122 is effective for fiscal years beginning after December 15, 1995. The adoption of this statement did not have a material impact on the Company's consolidated financial statements.

         In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." This statement establishes financial accounting and reporting standards for stock-based employee compensation plans and is effective for fiscal years beginning after December 15, 1995. This statement also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." However, entities electing to remain with the accounting in Opinion No. 25 must make pro forma disclosures as if the fair value based method of accounting defined in SFAS No. 123 had been applied. Management of the Company elected to remain with the accounting in Opinion No. 25. The adoption of this statement did not have a material impact on the Company's consolidated financial statements.

         In June 1996, FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on consistent application of a "financial- components approach" that focuses on control. The impact of SFAS No. 125, when adopted on January 1, 1997, will not be material to the Company's financial condition or results of operations.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


3.       ACQUISITIONS

         On August 31, 1996, the Company acquired Carlisle Bancshares, Inc. ("Carlisle") in a merger accounted for as a pooling-of-interests (the "Merger"). In connection with the Merger, the Company issued approximately 508,000 shares of common stock for all of Carlisle's outstanding common stock. As the effect of the Merger has been deemed immaterial, the Company's statements for years prior to the Merger have not been restated to include the results of Carlisle.

         On January 31, 1995, the Company acquired all of the issued and outstanding stock of FirstBank for cash payments of approximately $25,000,000 funded through cash and borrowings. The transaction was accounted for as a purchase. FirstBank had assets of approximately $154,000,000 at the date of acquisition. The excess of the purchase price over the fair market value of the net assets acquired was allocated to goodwill. The results of operations for FirstBank are included in the consolidated statements of income from the date of acquisition. Unaudited pro forma results of operations of the Company for 1994, assuming that the acquisition of FirstBank had been completed at the beginning of 1994, would reflect net interest income of $57,117,000, net income of $17,799,000 and earnings per share of $1.91.

         On June 14, 1994, the Company merged with InvestArk Bankshares, Inc. ("InvestArk") and in connection therewith issued approximately 886,000 shares of common stock for all of InvestArk's outstanding common stock (the "InvestArk Merger"). The InvestArk Merger was accounted for as a pooling-of-interests. The Company's financial statements for periods prior to the InvestArk Merger have been restated to include the results of InvestArk for all periods presented.

4.       SECURITIES AVAILABLE-FOR-SALE

         The carrying values and estimated fair values of securities available-for-sale at December 31, 1996 and 1995 consisted of the following (in thousands):


                                                          Gross         Gross
                                Amortized  Unrealized   Unrealized    Estimated
                                   Cost       Gains       Losses      Fair Value
                                ---------  ----------   ----------    ----------
1996

U.S. Treasury Securities and
  Other U.S. Government
  Agencies                       $336,550     $1,884     $  1,612     $336,822
Obligations of States and
  Political Subdivisions            1,294         19            7        1,306
Mortgage-Backed Securities        112,381        918        1,046      112,253
Other                               5,075         38            6        5,107
                                 --------     ------     --------     --------
                                 $455,300     $2,859     $  2,671     $455,488
                                 ========     ======     ========     ========

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


1995

U.S. Treasury Securities and
  Other U.S. Government
  Agencies                       $277,192     $2,764     $  1,423     $278,533
Obligations of States and
  Political Subdivisions            1,730         21            8        1,743
Mortgage-Backed Securities         85,169      1,075          712       85,532
Other                               9,771        205           17        9,959
                                 --------     ------     --------     --------
                                 $373,862     $4,065     $  2,160     $375,767
                                 ========     ======     ========     ========


         The amortized cost and estimated fair value of securities available-for-sale at December 31, 1996, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                          Amortized         Estimated
                                             Cost           Fair Value
                                          ----------        ----------
Due in One Year or Less                    $106,453          $106,668
Due After One Year Through Five Years       211,429           211,539
Due After Five Years Through Ten Years       24,302            24,282
Due After Ten Years                             735               746

Mortgage-Backed Securities                  112,381           112,253
                                           --------          --------
                                           $455,300          $455,488
                                           ========          ========

Proceeds from sales of securities available-for-sale were $17,187,000, $50,951,000, and $12,257,000 during 1996, 1995 and 1994, respectively. Gross gains realized on these sales during 1996 and 1994 were $122,000 and $5,000, respectively. There were gross losses of $355,000 during 1995.

5.       INVESTMENT SECURITIES

    The carrying values and estimated fair values of investments in debt securities as of December 31, 1996 and 1995 are as follows (in thousands):

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                                   Gross          Gross
                                   Amortized     Unrealized     Unrealized   Estimated Fair
1996                                 Cost          Gains          Losses         Value
                                   ---------     ----------     ----------   --------------
U.S. Treasury Securities and
     Other U.S. Government
      Agencies                     $103,051       $    518       $    463       $103,106
Obligations of States and
     Political Subdivisions          79,687          1,464            224         80,927
Mortgage-Backed Securities           91,680            836            562         91,954
Other                                 1,896             76              5          1,967
                                   --------       --------       --------       --------
                                   $276,314       $  2,894       $  1,254       $277,954
                                   ========       ========       ========       ========
1995

U.S. Treasury Securities and
    Other U.S. Government
    Agencies                       $ 52,762       $    659       $    198       $ 53,223
Obligations of States and
     Political Subdivisions          98,600          1,994            480        100,114
Mortgage-Backed Securities          116,462          1,301            805        116,958
Other                                 3,911             46             17          3,940
                                   --------       --------       --------       --------
                                   $271,735       $  4,000       $  1,500       $274,235
                                   ========       ========       ========       ========

    The amortized cost and estimated fair value of debt securities at December 31, 1996, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                             Amortized      Estimated
                                               Cost         Fair Value
                                             ---------      ----------
Due in One Year or Less                      $ 41,115       $ 41,714
Due After One Year Through Five Years          78,047         78,251
Due After Five Years Through Ten Years         42,095         42,776
Due After Ten Years                            23,377         23,259

Mortgage-Backed Securities                     91,680         91,954
                                             --------       --------
                                             $276,314       $277,954
                                             ========       ========

    There were no sales of investment securities during 1996.

    Securities with a carrying value of $305,910,000 at December 31, 1996 were pledged to secure public deposits and for other purposes required by law.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

6.        ALLOWANCE FOR POSSIBLE LOAN LOSSES

    The changes in the allowance for possible loan losses during 1996, 1995 and 1994 were as follows (in thousands):

                                         1996            1995            1994
                                       --------        --------        --------
Balance at Beginning of Year           $ 12,882        $ 12,250        $ 12,704
Allowance Applicable to Loans of
   Acquired Bank                          1,215           1,627              86
Provision Charged Against Income            725             574             334
Recoveries on Loans Charged-Off           1,880           1,550           1,953
Loans Charged-Off                        (4,047)         (3,119)         (2,827)
                                       --------        --------        --------
Balance at End of Year                 $ 12,655        $ 12,882        $ 12,250
                                       ========        ========        ========

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

7.       LOANS

    Loans consist of the following categories (in thousands):

TYPE                                           1996           1995
                                             --------       --------
Real Estate Loans Collateralized by -
  Residential Properties, Primarily
    Single Family Residences                 $248,314       $216,339
  Commercial Properties                       240,532        218,383
Commercial and Industrial Loans, Other
   Than Real Estate and Energy-Related        190,253        162,988
Energy-Related Loans                           17,633         18,268
Consumer Loans                                149,867        133,599
Loans for Purchasing or Carrying
       Securities                                 116          6,835
Financing Leases                                  605            512
                                             --------       --------
                                             $847,320       $756,924
                                             ========       ========

    In the normal course of business, officers and directors of the Company and their related interests maintain certain loan relationships with the Company's subsidiary banks. At December 31, 1996 and 1995, officers, directors, and related parties had loans of approximately $17,644,000 and $16,707,000, respectively. At the time of acquisition by the Company, Carlisle also had loans outstanding of $607,000 to officers, directors and related parties. During the year ended December 31, 1996, loans made to these parties totalled $8,819,000 and repayments totalled $8,372,000. Loans to related parties at December 31, 1995 included loans of $117,000 to directors who retired during 1996.

    A summary of non-performing assets as of December 31, 1996 and 1995 is as follows (in thousands):

                                           1996         1995
                                          ------       ------
Non-Accrual Loans                         $2,467       $2,858
Past Due Loans (90 Days or more and
  still accruing)                            985          693
Renegotiated Loans                         1,094        1,316
                                          ------       ------
                                           4,546        4,867
Other Real Estate                          1,090        1,307
                                          ------       ------
Total Non-Performing Assets               $5,636       $6,174
                                          ======       ======


    The Company's non-accrual policy had the effect of reducing interest and fees on loans in 1996 and 1995 by approximately $81,000 and $87,000, respectively. Substantially all payments on non-accrual loans were applied to principal.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

8.        PREMISES AND EQUIPMENT

    Premises and equipment consist of the following (in thousands):

                                Principal
                               Depreciation    Estimated
                                 Method       Useful Life      1996          1995
                              -------------   -----------     -------       -------
Land                                                          $ 7,139       $ 6,675
Buildings and Leasehold
  Improvements                Straight-line   5-40 years       32,221        30,594
Furniture, Fixtures and
  Equipment                   Straight-line   3-10 years       20,725        14,103
                                                              -------       -------
                                                               60,085        51,372
Less: Accumulated
  Depreciation                                                (27,397)      (21,772)
                                                              -------       -------
                                                              $32,688       $29,600
                                                              =======       =======

    Depreciation included in other expense, net occupancy expense and equipment expense was $2,938,000 in 1996, $2,474,000 in 1995 and $1,890,000 in 1994.

    The Company leases land on which two branches are located and rents on a monthly basis an employee parking lot from a company with common officers and directors of the Company. Rental payments related to these arrangements were approximately $20,000 during each of the years ended December 31, 1996, 1995 and 1994.

9.        INCOME TAXES

    Income tax expense is composed of the following (in thousands):

                         1996         1995         1994
                        ------       ------       ------
Currently Payable       $8,569       $7,984       $6,226
Deferred                   521          249          793
                        ------       ------       ------
                        $9,090       $8,233       $7,019
                        ======       ======       ======

    The income tax provision included $35,000, ($109,000) and $1,000 for the years ended December 31, 1996, 1995 and 1994, respectively, resulting from securities transactions.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


    The effective income tax rates in the accompanying statements of income are less than the statutory income tax rate because of the following:

                                            1996           1995           1994
                                           ------         ------         ------
Statutory Federal Income Tax Rate           35.0%          35.0%          35.0%
    Less:
      Non-Taxable Interest Income           (5.5)          (6.2)          (6.7)
      Charitable Contributions              (0.7)           -0-            -0-
      Amortization of Goodwill               1.1            1.2            0.7
      Other Items, Net                      (1.0)           0.9            0.6
                                        --------       --------         ------
Effective Income Tax Rate                   28.9%          30.9%          29.6%
                                        ========       ========         ======

    At December 31, 1996 and 1995, temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities give rise to the following net deferred tax asset, which is included in other assets (in thousands).

                                           1996           1995
                                         -------        -------
Accelerated Depreciation                 $(1,213)       $  (867)
Provision for Possible Loan Losses         3,266          3,564
Unrealized Gain on Marketable
  Securities                                 (43)          (637)
Effects of Pension and Benefit
  Plans                                     (295)          (333)
Difference in Tax and Book Basis
   of Securities                            (586)          (553)
Write-down of Other Real Estate               88            155
Other                                         39           (146)
                                         -------        -------
                                         $ 1,256        $ 1,183
                                         =======        =======

    The Company has evaluated the need for a valuation allowance and, based on the weight of available evidence, has determined that it is more likely than not that all deferred tax assets will be realized.

10.        OTHER BORROWED FUNDS

    Federal funds purchased and securities sold under agreements to repurchase generally mature within one to four days from the transaction date. Other borrowed funds consist of term federal funds purchased and treasury tax and loan deposits and generally are repaid within one to 120 days from the transaction date. Information concerning securities sold under agreements to repurchase is summarized below.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                                         1996           1995
Average balance during the year                        $52,251        $36,162
Average interest rate during the year                     4.46%          4.89%
Maximum month-end balance during the year              $58,357        $49,245

U.S. government securities pledged as collateral for the repurchase agreements:

Carrying Value                                         $80,988        $64,821
Estimated Fair Value                                    81,015         65,063

11.        NOTES PAYABLE

    A summary of notes payable as of December 31, 1996 and 1995 is as follows (in thousands):

                                                             1996          1995
                                                            -------       -------
Promissory Note Bearing Interest at 1.20% Above
      the 30-Day LIBOR (6.763% and 7.1375% at
      December 31, 1996 and 1995), Principal Due 1997       $ 5,000       $ 5,000
Promissory Note Bearing Interest at 0.1% Above the
     30-Day LIBOR (5.475% and 6.0375% at
     December  31, 1996 and 1995), Principal Due 2001         5,000         5,000
Promissory Note to Unaffiliated Bank Bearing
     Interest at 1.20% Above the 30-Day LIBOR
     (6.763% and 7.1375% at December 31, 1996 and
     1995), $872,000 Due Annually                             4,362         5,235
Other Installment Notes Payable Bearing Interest at
     Rates Varying From 4.400% to 7.470% and With
     Maturities Varying From 1998 to 2023                     4,670         1,597
Line of Credit from Unaffiliated Bank Bearing
      Interest at 1.20% Above the 30-Day LIBOR
      (6.763% at December 31, 1996), Principal Due
      January 31, 1998                                        3,394           -0-
                                                            -------       -------
                                                            $22,426       $16,832
                                                            =======       =======

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


    The promissory note to the unaffiliated bank is secured by the outstanding stock of City National Bank of Fort Smith and contains financial covenants relating to the issuance of additional debt and maintenance of minimum tangible net worth.

    The notes payable require principal repayments as follows: 1997 - $6,078,000; 1998 - $4,461,000; 1999 - $2,140,000; 2000 - $1,883,000; 2001 -
$6,215,000; and thereafter - $1,649,000.

12.       BENEFIT PLANS

    The Company has a defined benefit pension plan (the "Plan") which covers substantially all of the Company's employees. Operating expenses of the Plan are paid by the Company and no contributions are required of participants. The annual contribution to the Plan by the Company ($762,000 in 1996, $695,000 in 1995 and $618,000 in 1994) is determined by various actuarial factors. The Plan contains provisions for early retirements, disability and death benefits. The following tables set forth the Plan's funded status and amounts recognized in the Company's balance sheet at December 31, 1996 and 1995 (in thousands):

Actuarial Present Value of Benefit
Obligation at December 31:                        1996            1995
                                                --------        --------
 Accumulated Benefit Obligation                 $(11,942)       $(11,310)
 Effect of Projected Future
       Compensation Levels                        (1,222)         (1,099)
                                                --------        --------
 Projected Benefit Obligation for
       Service Rendered to Date                  (13,164)        (12,409)
 Plan Assets at Fair Value, Primarily
     Stock and U.S. Government Securities         13,873          13,059
                                                --------        --------
 Plan Assets Greater Than Projected
     Benefit Obligation                              709             650
 Unrecognized Net Loss From Past
     Experience Different From That
     Assumed                                       2,496           2,314
 Unrecognized Net Obligations                     (1,156)         (1,227)
                                                --------        --------
 Prepaid Pension Cost                           $  2,049        $  1,737
                                                ========        ========

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


The Plan's net pension cost for 1996, 1995 and 1994 included the following components (in thousands):

                                    1996            1995          1994
                                  -------         -------         -----
Service Cost                      $   578         $   424         $ 412
Interest Cost on Projected
  Benefit Obligation                  915             845           801
Actual Return on Assets            (1,104)         (1,948)          (99)
Net Amortization and
  Deferral                             61           1,120          (854)
                                  -------         -------         -----
                                  $   450         $   441         $ 260
                                  =======         =======         =====

Significant Assumptions:

  Weighted Average
    Discount Rate                    7.25%           7.50%         7.50%
  Estimated Future Pay
    Increases                        4.00%           4.00%         4.00%
  Expected Return on Assets          7.50%           7.50%         7.50%

    The Company has an Employee Stock Ownership Plan for substantially all of its employees. Contributions to the Plan during any one year are determined by the Company and limited to 15 percent of the payroll for the participants. During 1996, 1995 and 1994, the Company's expenses totalled approximately $777,000, $601,000, and $525,000 respectively.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

    The Company offers qualified employees the opportunity to participate in one of its defined contribution employee benefit plans, qualifying under
Section 401(k) of the Internal Revenue Code. Contributions to the plans are based on the total amount of salary the employee elects to defer, a matching contribution which in none of the plans exceeds 5% of each employee's salary, and a discretionary amount determined each year by the Company. The amount of expense recognized in 1996, 1995 and 1994 was $569,000, $607,000 and $300,000,
respectively.

    The Company has a stock option plan under which options to purchase up to 100,000 shares of the Company's common stock may be granted to officers and other key employees of the Company. Terms and conditions of the Company's options including exercise price and period in which options are exercisable are generally at the discretion of the Board of Directors; however, no options are exercisable for more than 10 years after date of grant.
The table below details the stock option activity for the past three years.

                                             DECEMBER 31, 1996              December 31, 1995                 December 31, 1994

                                        AMOUNT OF          Average       Amount of         Average        Amount of        Average
                                         OPTIONS           Exercise       Options          Exercise        Options        Exercise
                                       OUTSTANDING          Price       Outstanding         Price        Outstanding        Price
Outstanding, beginning of year           14,166           $   18.96        7,248           $19.00             -0-           $  -0-
Granted                                  34,103               26.44        6,918            18.92           7,248            19.00
Exercised                                   -0-                 -0-          -0-              -0-             -0-              -0-
Canceled                                    -0-                 -0-          -0-              -0-             -0-              -0-
                                         ------                           ------                            -----
Outstanding, end of year                 48,269           $   24.25       14,166           $18.96           7,248           $19.00
                                         ======                           ======                            =====

Options to purchase 5,354 shares of common stock were exercisable at an average exercise price of $18.96 at December 31, 1996. Using the Black-Scholes model, the Company determined the pro forma effect of these options on 1996 and 1995 net income and earnings per share would not be material.

13.        COMMITMENTS AND CONTINGENCIES

    The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include standby letters of credit and commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Statement of Condition.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on Management's credit evaluation of the counterparty. The extent of collateral varies for each commitment but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

    Standby letters of credit are commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. Most guarantees expire in 1997. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds collateral supporting those commitments for which collateral is deemed necessary. The extent of collateral held for those commitments at December 31, 1996 varies from 0 percent to 100 percent; the average amount collateralized is 50 percent.

    Financial instruments whose amounts represent credit risk as of December 31, 1996 and 1995 are as follows (in thousands):

                                         1996               1995
                                       --------           --------
Commitments to Extend Credit           $133,568           $107,479
Standby Letters of Credit                 8,593             13,386

    The Company has a facilities management contract with a data processing firm to provide computer equipment and the needed personnel for systems support. Payments related to this contract, which expires in 1998, are expensed when paid. This contract requires future annual minimum payments as follows:
1997 - $1,416,000 and 1998 - $1,473,000.

    Certain branch facilities and warehouse space are leased under various operating lease agreements. These leases require approximate minimum annual rentals as follows: 1997-$132,000; 1998-$127,000; 1999-$65,000; 2000-$55,000;
2001-$118,000; and thereafter-$66,000.

    The Company has been named as a defendant in certain lawsuits which are currently pending. In the opinion of Management, after consulting with legal counsel, any liability incurred in connection with the ultimate outcome of these suits will not have a material adverse effect on the Company.

14.        RESTRICTIONS

      Each of the Company's subsidiary banks is subject to either national or state banking regulations which restrict the level of dividends that may be paid in a given year. Such restrictions are based on a percentage of the subsidiary bank's net income. During 1996, the Company's subsidiary banks will have available for payment of dividends, without regulatory approval, approximately $16,508,000 of undistributed earnings plus the net income earned in 1997.

      At December 31, 1996, the Company was required to maintain reserve balances in cash and due from accounts of approximately $11,559,000.

      Banking regulations also require that banks pay insurance premiums to the Federal Deposit Insurance Corporation (the "FDIC") in exchange for the FDIC insuring the deposits of the Company's customers. Insurance premiums paid to the FDIC for the years ended December 31, 1996, 1995 and 1994 were approximately $102,000,

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


$1,483,000 and $2,633,000, respectively, and those premiums were included in other operating expenses on the Company`s Consolidated Statements of Income.

15.        SUPPLEMENTARY DATA FOR CASH FLOWS

      Income taxes paid by the Company during the years ended December 31, 1996, 1995 and 1994 amounted to $7,621,000, $7,023,000 and $7,137,000, respectively. Interest paid on notes payable during the years ended December 31, 1996, 1995 and 1994 was $9,157,000, $8,266,000 and $6,421,000,
respectively.

    In connection with the acquisition in 1995, the Company acquired assets and assumed liabilities as follows (in thousands):

                                        1995
                                     ---------
Fair Value of Assets Acquired        $ 154,811
Goodwill                                 8,707
Liabilities Assumed                   (138,518)
                                     ---------
Cash Paid                               25,000
Cash Acquired                           (5,921)
                                     ---------
Net Payment for Purchase             $  19,079
                                     =========

16.        CAPITAL ACCOUNTS

    On May 20, 1996, the Company declared a 3-for-2 stock split which was effected in the form of a fifty percent (50%) stock dividend. The dividend was distributed on June 28, 1996 and increased the issued and outstanding common stock of the Company from 6,225 to 9,338 shares. All per share data and number of shares outstanding have been retroactively restated to reflect the effect of this stock split.

    The Company and each of its subsidiary banks are subject to minimum capital requirements which are administered by various federal regulatory agencies. These capital requirements, as defined by federal guidelines, involve quantitative and qualitative measures of assets, liabilities and certain off-balance sheet instruments. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the financial statements of the Company and its subsidiaries.

    Management believes, as of December 31, 1996, that the Company and its subsidiaries meet all capital adequacy requirements to which they are subject. At December 31, 1996, the most recent notification from the Office of the Comptroller of the Currency categorized each of the subsidiaries as well capitalized. To be categorized as well capitalized, a bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios (as defined in applicable regulations) as set forth in the table below. There are no conditions or events since the notification that Management believes have changed any of the subsidiary banks' category.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

    The actual regulatory capital amounts and ratios for the Company and the most significant of its bank subsidiaries are presented in the table below (dollars in thousands):

                                                                                            Minimum
                                                                     Minimum              Regulatory
                                               Actual               Regulatory          Provision to be
                                          Regulatory Capital      Capital Required      Well Capitalized

                                           Amount    Ratio        Amount    Ratio       Amount    Ratio
At December 31, 1996:
  Total Capital (to Risk Weighted
     Assets)
     First United Bancshares, Inc.        $172,253   17.85%       $77,217   8.00%         N/A
     City National Bank of Fort Smith     $ 36,846   14.31%       $20,478   8.00%       $25,597   10.00%
  Tier 1 Capital (to Risk Weighted
     Assets)
     First United Bancshares, Inc.        $160,287   16.61%       $38,608   4.00%         N/A
     City National Bank of Fort Smith     $ 33,623   13.06%       $10,239   4.00%       $15,359    6.00%
  Tier 1 Capital (to Average Assets)
     First United Bancshares, Inc.        $160,287    9.10%       $70,475   4.00%         N/A
     City National Bank of Fort Smith     $ 33,623    8.39%       $16,025   4.00%       $20,031    5.00%

At December 31, 1995:
  Total Capital (to Risk Weighted
     Assets)
     First United Bancshares, Inc.        $146,559   16.97%       $69,088   8.00%         N/A
     City National Bank of Fort Smith     $ 32,890   14.56%       $18,019   8.00%       $27,524   10.00%
  Tier 1 Capital (to Risk Weighted
     Assets)
     First United Bancshares, Inc.        $135,751   15.72%       $34,544   4.00%         N/A
     City National Bank of Fort Smith     $ 30,067   13.31%       $ 9,010   4.00%       $13,515    6.00%
  Tier 1 Capital (to Average Assets)
     First United Bancshares, Inc.        $135,751    8.71%       $62,326   4.00%         N/A
     City National Bank of Fort Smith     $ 30,067    8.62%       $13,944   4.00%       $17,430    5.00%

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


17.        CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

     The financial position of First United Bancshares, Inc. (parent company only), its results of operations and cash flows are summarized as follows (in thousands):

                                                December 31,

                                             1996         1995
                                           --------     --------
CONDENSED FINANCIAL POSITION:
    Assets:
      Cash                                 $ 15,848     $ 14,582
      Investment in Subsidiaries            165,157      145,540
      Other Assets                            5,556        2,484
                                           --------     --------
         Total Assets                      $186,561     $162,606
                                           ========     ========

    Liabilities and Capital Accounts:
      Notes Payable                        $ 12,756     $ 10,235
      Other Liabilities                       1,011        2,208
                                           --------     --------
         Total Liabilities                   13,767       12,443
                                           --------     --------

         Total Capital                      172,794      150,163
                                           --------     --------

         Total Liabilities and Capital     $186,561     $162,606
                                           ========     ========

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                                       Year Ended December 31,

(Dollars in Thousands)                             1996          1995          1994
                                                 --------      --------      --------
CONDENSED OPERATING RESULTS:
  Dividend Income From Subsidiaries              $ 14,135      $ 31,870      $ 14,413
  Management Fees                                     427           537         1,458
  Other Income                                        100            35            43
                                                 --------      --------      --------
                                                   14,662        32,442        15,914
                                                 --------      --------      --------
  Interest Expense                                    812           836           498
  Other Expense                                     3,406         1,956         2,620
                                                 --------      --------      --------
                                                    4,218         2,792         3,118
                                                 --------      --------      --------
  Income Before Tax Benefit and Equity in
        Undistributed Income of Subsidiaries       10,444        29,650        12,796
  Income Tax Benefit                                1,754           864           602
                                                 --------      --------      --------
  Income Before Equity in Undistributed
       Income of Subsidiaries                      12,198        30,514        13,398
  Equity in Undistributed Income of
      Subsidiaries                                 10,174       (12,138)        3,313
                                                 --------      --------      --------
  Net Income                                     $ 22,372      $ 18,376      $ 16,711
                                                 ========      ========      ========

CONDENSED STATEMENTS OF CASH FLOWS:
  Cash Flows From Operating Activities:
   Net Income                                    $ 22,372      $ 18,376      $ 16,711
   Depreciation                                        17            17            13
   Undistributed Income                           (10,174)       12,138        (3,313)
   Increase in Other Assets                        (2,623)       (1,023)         (316)
   (Decrease) Increase in Other Liabilities        (1,310)         (485)          791
                                                 --------      --------      --------
                                                    8,282        29,023        13,886
                                                 --------      --------      --------
  Cash Flows From Investing Activities:
   Purchase of Subsidiaries                          (500)      (25,000)          -0-
   Purchase of Investment Securities                  -0-        (1,495)       (1,490)
   Maturities of Investment Securities                -0-         3,000           -0-
                                                 --------      --------      --------
                                                     (500)      (23,495)       (1,490)
                                                 --------      --------      --------
  Cash Flows From Financing Activities:
   Principal Repayments on Notes Payable           (4,155)       (2,875)       (1,926)
   Issuance of Notes Payable                        3,394         5,936           -0-
   Proceeds From Sale of Treasury Stock               -0-            57           -0-
   Purchase of Treasury Stock                         -0-          (936)          -0-
   Payment of Dividends                            (5,755)       (4,825)       (4,276)
                                                 --------      --------      --------
                                                   (6,516)       (2,643)       (6,202)
                                                 --------      --------      --------
   Net Increase in Cash                             1,266         2,885         6,194
   Cash at Beginning of Year                       14,582        11,697         5,503
                                                 --------      --------      --------
   Cash at End of Year                           $ 15,848      $ 14,582      $ 11,697
                                                 ========      ========      ========

  Supplementary Data for Cash Flows:
    Taxes Paid                                   $  7,621      $  7,023      $  7,137
    Interest Paid on Notes Payable                  1,609         1,199           639

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

18.       FAIR VALUES OF FINANCIAL INSTRUMENTS

    SFAS No. 107 "Disclosure about Fair Values of Financial Instruments," requires disclosure of the fair value for all financial instruments as well as the methodology and significant assumptions used in estimating fair values. In cases where quoted market prices are not available, fair values are based on estimates using present value techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates for those assets or liabilities cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The estimated fair values of financial instruments with immediate and shorter term maturities (generally 90 days or less) are assumed to be the same as the recorded value. All non-financial instruments, by definition, have been excluded from these disclosure requirements. Accordingly, the aggregate fair value amounts presented below do not represent the underlying value of the Company and may not be indicative of amounts that might ultimately be realized upon disposition or settlement of those assets and liabilities. The carrying amount and estimated fair values of financial instruments for December 31, 1996 and 1995 are as follows (in thousands):

                                                 1996                             1995
                                      ---------------------------       ---------------------------
                                       CARRYING        ESTIMATED         Carrying        Estimated
                                        VALUE          FAIR VALUE          Value         Fair Value
                                      ----------       ----------       ----------       ----------
ASSETS
Cash and Short-Term Investments       $  138,345       $  138,345       $  117,965       $  117,965
Securities                               731,802          733,442          647,502          650,002
Loans                                    844,255          830,238          753,962          748,447

LIABILITIES
Deposits                              $1,514,038       $1,514,027       $1,340,492       $1,341,652
Federal Funds Purchased and
    Securities Sold Under
    Agreements to Repurchase              50,024           50,024           49,245           49,245
Notes Payable                             22,426           22,426           16,832           16,832

The methodology and significant assumptions used in estimating the fair values presented above are as follows:

CASH AND SHORT-TERM INVESTMENTS
The carrying amounts for cash and due from banks and short-term investments (federal funds sold and securities purchased under agreements to resell and other short-term investments) approximate fair value because of the short maturity of those financial instruments.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

SECURITIES

Fair values for securities available-for-sale and investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

LOANS

The fair values of loans are estimated for portfolios of loans with similar financial characteristics. For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for loans with a pre-determined or fixed rate are estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Fair values for non-performing loans are estimated using the current carrying value less any specific reserve for which the Company has provided.

Pursuant to the Interest Rate Control Amendment to the Constitution of the State of Arkansas, all "general loans" have a maximum financing limitation of 5% over the Federal Reserve Discount Rate. As of December 31, 1996, the maximum financing limitation is 10.00%. This law limits the Company's flexibility in pricing loans according to credit and rate risk through the use of a greater spread in financing rates. Accordingly, the difference between the carrying amount and estimated fair value of the Company's loans is not as great as would be the case without such a law.

DEPOSITS

The fair value of deposits with no stated maturity, such as non-interest-bearing deposits, interest-bearing demand deposits and savings accounts are, by definition, equal to the amount payable on demand at the reporting date, commonly referred to as the carrying value. Fair value of certificates of deposit are based upon the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

SHORT-TERM LIABILITIES

The carrying amounts for federal funds purchased, securities sold under agreements to repurchase and other liabilities approximate their fair values.

OFF-BALANCE SHEET INSTRUMENTS

The fair values of loan commitments and standby letters of credit approximate the fees currently charged for similar agreements. The fees associated with these financial instruments are immaterial.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of First United Bancshares, Inc.:

         We have audited the accompanying supplemental consolidated statements of condition of First United Bancshares, Inc. and subsidiaries as of December 31,1996 and 1995, and the related supplemental consolidated statements of income, changes in capital accounts and cash flows for each of the years in the three-year period ended December 31, 1996. The supplemental consolidated statements give retroactive effect to the merger with Fredonia Bancshares, Inc. on September 3, 1997, which has been accounted for as a pooling of interests as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

         We did not audit the financial statements of Fredonia Bancshares, Inc. included in the supplemental consolidated financial statements of First United Bancshares, Inc. which statements reflect total assets and total interest income constituting 14 percent and 13 percent, respectively, in 1996 and 15 percent and 14 percent, respectively, in 1995 of the related supplemental consolidated totals. These statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Fredonia Bancshares, Inc., is based solely upon the report of the other auditors.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

         In our opinion, based upon our audit and the report of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of First United Bancshares, Inc. and its subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, after giving retroactive effect to the merger with Fredonia Bancshares, Inc. as described in Note 1, all in conformity with generally accepted accounting principles.



Arthur Andersen LLP


New Orleans, Louisiana,
      October 3, 1997.

                         FIRST UNITED BANCSHARES, INC.
        SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

                                                                               June 30,         December 31,
                                                                                1997                1996
                                                                             -----------        ------------
(In thousands)
ASSETS
Cash and Due From Banks ..............................................       $    76,715        $    72,075
                                                                             -----------        -----------
Short-Term Investments:
  Federal Funds Sold and Securities Purchased
  Under Agreements to Resell .........................................            12,582             44,677
  Other Short-Term Investments .......................................            16,649             21,593
                                                                             -----------        -----------
   Total Short-Term Investments ......................................            29,231             66,270
                                                                             -----------        -----------
Securities Available-for-Sale ........................................           499,242            455,488
                                                                             -----------        -----------
Investment Securities ................................................           249,192            276,314
                                                                             -----------        -----------
Total Loans ..........................................................           898,635            847,320
  Unearned Discount ..................................................            (3,415)            (3,065)
  Allowance for Possible Loan Losses .................................           (12,948)           (12,655)
                                                                             -----------        -----------
   Net Loans .........................................................           882,272            831,600
                                                                             -----------        -----------
Premises and Equipment ...............................................            33,345             32,688
                                                                             -----------        -----------
Goodwill .............................................................            11,169             11,447
                                                                             -----------        -----------
Other Real Estate ....................................................               846              1,090
                                                                             -----------        -----------
Other Assets .........................................................            26,344             26,020
                                                                             -----------        -----------
   Total Assets ......................................................       $ 1,808,356        $ 1,772,992
                                                                             ===========        ===========

LIABILITIES
Deposits:
  Demand .............................................................       $   250,870        $   254,426
  Savings and Interest-Bearing Demand ................................           477,434            469,377
  Time ...............................................................           803,700            790,235
                                                                             -----------        -----------
   Total Deposits ....................................................         1,532,004          1,514,038
Federal Funds Purchased and Securities Sold
  Under Agreements to Repurchase .....................................            58,030             50,024
Other Liabilities ....................................................            16,217             13,710
Notes Payable:
  Unaffiliated Bank ..................................................            17,309             17,426
  Affiliated Company .................................................             5,000              5,000
                                                                             -----------        -----------
   Total Liabilities .................................................         1,628,560          1,600,198
                                                                             -----------        -----------

CAPITAL ACCOUNTS
Preferred Stock (Par value of $1.00; 500 shares authorized in 1997
  and 1996; none outstanding) ........................................               -0-                -0-
Common Stock (Par value of $1.00; 24,000 shares authorized; 8,246
    shares outstanding in 1997 and 1996) .............................             9,846              9,846
Surplus ..............................................................            21,971             21,975
Undivided Profits ....................................................           148,149            140,909
Net Unrealized Gains (Losses) on Securities Available-for- Sale ......              (170)                64
                                                                             -----------        -----------
   Total Capital Accounts ............................................           179,796            172,794
                                                                             -----------        -----------
   Total Liabilities and Capital Accounts ............................       $ 1,808,356        $ 1,772,992
                                                                             ===========        ===========

                         FIRST UNITED BANCSHARES, INC.
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                    Three Months Ended             Six Months Ended
                                                         June 30,                      June 30,
(In thousands, except share data)                  1997            1996           1997           1996
                                                 --------        --------        -------       --------
INTEREST INCOME
Interest and Fees on Loans ...............       $ 20,158        $ 19,292        $39,644       $ 38,215
Interest on Securities:
  Taxable Securities .....................         10,689           9,390         20,933         18,554
  Nontaxable Securities ..................          1,135           1,203          2,276          2,433
Interest on Federal Funds Sold and
  Securities Purchased Under
  Agreements to Resell ...................            630             609          1,247          1,362
Interest on Deposits in Banks ............            223             276            495            537
                                                 --------        --------        -------       --------

    TOTAL INTEREST INCOME ................         32,835          30,770         64,595         61,101
                                                 --------        --------        -------       --------

INTEREST EXPENSE
Interest on Deposits .....................         14,072          13,460         27,783         26,908
Interest on Federal Funds Purchased
  and Securities Sold Under
  Agreements to Repurchase ...............            669             687          1,345          1,304
Interest on Notes Payable ................            455             310            816            609
                                                 --------        --------        -------       --------

    TOTAL INTEREST EXPENSE ...............         15,196          14,457         29,944         28,821
                                                 --------        --------        -------       --------

    NET INTEREST INCOME ..................         17,639          16,313         34,651         32,280
Provision for Possible Loan Losses .......            304             572            693            (85)
                                                 --------        --------        -------       --------
    NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES ............         17,335          15,741         33,958         32,365
                                                 --------        --------        -------       --------

OTHER INCOME
Service Charges on Deposit Accounts ......          1,664           1,653          3,272          3,262
Trust Fee Income .........................            490             458          1,179            901
Security Gains (Losses) ..................             (8)            (14)             4             45
Other Operating Income ...................                            797          2,146          1,817
                                                 --------        --------        -------       --------
                                                    1,125

    TOTAL OTHER INCOME ...................          3,271           2,894          6,601          6,025
                                                 --------        --------        -------       --------

OTHER EXPENSE
Salaries .................................          5,041           4,606         10,015          9,105
Pension and Other Employee Benefits ......          1,642           1,496          3,224          2,910
Net Occupancy Expense ....................          1,060             969          2,055          1,932
Equipment Expense ........................            802             794          1,468          1,452
Data Processing Expense ..................            852             579          1,582          1,031
Other Operating Expenses .................          3,009           3,122          6,034          6,051
                                                 --------        --------        -------       --------
    TOTAL OTHER EXPENSE ..................         12,406          11,566         24,378         22,481
                                                 --------        --------        -------       --------

INCOME BEFORE INCOME TAXES ...............          8,200           7,069         16,181         15,909
INCOME TAX EXPENSE .......................          2,461           1,743          4,664          4,414
                                                 --------        --------        -------       --------
    NET INCOME ...........................       $  5,739        $  5,326        $11,517       $ 11,495
                                                 ========        ========        =======       ========

EARNINGS PER SHARE .......................       $   0.58        $   0.54        $  1.17       $   1.17
                                                 ========        ========        =======       ========

CASH DIVIDENDS PER SHARE .................       $   0.17        $   0.17        $  0.37       $   0.49
                                                 ========        ========        =======       ========

AVERAGE SHARES ISSUED AND OUTSTANDING ....          9,846           9,846          9,846          9,846
                                                 ========        ========        =======       ========

                         FIRST UNITED BANCSHARES, INC.
        SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                            Six Months Ended June 30,
                                                                            -------------------------
                                                                               1997            1996
                                                                            ---------        --------
(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income ..........................................................       $  11,517        $ 11,495
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
   Depreciation .....................................................           1,599           1,505
   Amortization of Goodwill .........................................             585             544
   Provision for Possible Loan Losses ...............................             693             (85)
   (Gain) Loss on Sales of Securities ...............................               4             (45)
   Accretion of Bond Discount, Net ..................................           1,051            (516)
   (Increase) Decrease in Other Assets ..............................            (387)           (133)
   Increase (Decrease) in Other Liabilities .........................           2,507          (5,231)
                                                                            ---------        --------
Net Cash Provided by Operating Activities ...........................          17,569           7,534
                                                                            ---------        --------

CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from Maturities of Investment Securities ..................          25,381          42,972
 Proceeds from Maturities of Securities Available-for-Sale ..........          76,506          48,689
 Proceeds from Sales of Securities Available-for-Sale ...............           3,064          14,999
 Purchase of Investment Securities ..................................         (20,655)        (28,238)
 Purchase of Available-for-Sale Securities ..........................        (102,856)        (90,325)
 (Increase) Decrease in Federal Funds, Net ..........................          40,101           3,216
 (Increase) Decrease in Other Short-Term Investments ................           4,944           2,633
 (Increase) Decrease in Loans .......................................         (51,365)        (24,254)
 Capital (Additions) Retirements, Net ...............................          (2,256)         (2,096)
                                                                            ---------        --------
Net Cash Used in Investing Activities ...............................         (27,136)        (32,404)
                                                                            ---------        --------

CASH FLOWS FROM FINANCING ACTIVITIES
 Increase in Demand, Savings and Interest-bearing Demand Deposits ...           4,501           6,006
 Increase (Decrease) in Time Deposits ...............................          13,465          22,154
 Repayment of Notes Payable .........................................            (117)         (3,508)
 Dividends Paid .....................................................          (3,642)         (2,951)
                                                                            ---------        --------
Net Cash Provided by (Used in) Financing Activities .................          14,207          21,701
                                                                            ---------        --------
Net Increase (Decrease) in Cash and Cash Equivalents ................           4,640          (3,169)
Cash and Cash Equivalents, Beginning ................................          72,075          66,031
                                                                            ---------        --------
Cash and Cash Equivalents, Ending ...................................       $  76,715        $ 62,862
                                                                            =========        ========

                         FIRST UNITED BANCSHARES, INC.
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

1.       PRINCIPLES OF CONSOLIDATION:

         The consolidated financial statements of First United Bancshares, Inc. ("First United") include the accounts of the parent company and its wholly-owned subsidiaries, First United Trust Company, N.A., The First National Bank of El Dorado, First National Bank of Magnolia, Merchants and Planters Bank, N.A. of Camden, City National Bank of Fort Smith, Commercial Bank at Alma, The Bank of North Arkansas, FirstBank (Texarkana, Texas), First United Bank (Stuttgart, Arkansas) and Fredonia State Bank of Nacogdoches, Texas. All material intercompany transactions have been eliminated.

         The consolidated statements of condition as of June 30, 1997 and the related consolidated statements of income for the three and six month periods ended June 30, 1997 and 1996 and the consolidated statements of cash flows for the six month period ended June 30, 1997 and 1996 are unaudited; in the opinion of management, all adjustments necessary for a fair presentation of the financial statements are included.

2.       BUSINESS COMBINATIONS

         On September 3, 1997, First United merged with Fredonia Bancshares, Inc. ("Fredonia") and in connection therewith issued approximately 1,610,000 shares of First United common stock in exchange for all of the outstanding shares of Fredonia's common stock and outstanding stock options. Was accounted for as a pooling-of-interests and, accordingly, First United's financial statements have been restated to include the results of Fredonia for all periods presented.

                                        Six Months Ended June 30,
                                          1997            1996
                                        --------        --------
Net Interest Income:
   First United                         $ 29,626        $ 27,648
   Fredonia                                5,025           4,632
                                        --------        --------
                                        $ 34,651        $ 32,280
                                        --------        --------

Net Income:
   First United                         $  9,571        $  9,183
   Fredonia                                1,946           2,312
                                        --------        --------
                                        $ 11,517        $ 11,495
                                        --------        --------

         On August 30, 1996, First United acquired all of the issued and outstanding common stock of Carlisle Bancshares, Inc., Little Rock, Arkansas, through the issuance of approximately 507,000 shares of First United common stock in a transaction accounted for as a pooling of interests. First United's financial statements for June 30, 1996 have been restated to include the results of Carlisle.

3.       RESULTS OF OPERATIONS

         The results for the three and six month period ended June 30, 1997 are not necessarily indicative of the results for the entire year of 1997. This report should be read in conjunction with First United's 1996 Annual Report to Shareholders for a complete understanding of First United's accounting policies and their effect on the financial statements as a whole.

4.       PRIOR YEAR BALANCES

         Certain reclassifications have been made to previously reported balances for 1996 to conform to the 1997 presentation. Such reclassifications are of a normal recurring nature in accordance with Rule 10-02(b)(8) of Regulation S-X.

5.       SUPPLEMENTARY DATA FOR CASH FLOWS

         Interest paid on notes payable during the six months ended June 30, 1997 and 1996 amounted to $387,000 and $324,000, respectively.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              FIRST UNITED BANCSHARES, INC.
                                              (REGISTRANT)


                                              By /s/ John E. Burns
                                                ------------------------------
                                                 John E. Burns, Vice President
                                                 and Chief Financial Officer

Date:  October 3, 1997